EXHIBIT 10.1

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (the “Agreement”) is entered into as of January 24, 2017 by and among Investors Bancorp, Inc. (“Investors Bancorp”), a Delaware corporation, Investors Bank, a New Jersey chartered savings bank (“Investors Bank”), and The Bank of Princeton (“BOP”), a New Jersey chartered bank.

RECITALS

WHEREAS, Investors Bancorp, Investors Bank and BOP entered into an Agreement and Plan of Merger dated as of May 3, 2016 (the “Merger Agreement”), which provides for the merger of BOP with and into Investors Bank, with Investors Bank as the surviving entity (the “Merger”);

                WHEREAS, concurrently with the execution and delivery of the Merger Agreement, each of the directors and executive officers of BOP entered into voting agreements with Investors Bancorp in the form attached to the Merger Agreement (the “Voting Agreements”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement; and

WHEREAS, Section 11.1.1 of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Investors Bancorp and BOP.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the agreements set forth herein, the parties agree as follows:

1.           Termination of Merger Agreement.  In accordance with Section 11.1.1 of the Merger Agreement, Investors Bancorp and BOP agree that the Merger Agreement be, and hereby is, terminated as of the date of this Agreement by mutual written consent of the parties.  Except as expressly provided in this Agreement, upon the execution of this Agreement by the parties, the Merger Agreement shall be void and of no further effect, and there shall be no liability under the Merger Agreement on the part of any party thereto, or any of their respective affiliates, subsidiaries, directors, officers, shareholders, employees, agents, financial advisors, legal advisors, or other representatives, and all rights and obligations of the parties thereunder shall cease.

2.           Unconditional Release.  Each of Investors Bancorp, Investors Bank and BOP hereby unconditionally and irrevocably acquits, remises, releases and forever discharges the other parties, their affiliates, and their respective present, future or former officers, directors, employees, affiliates, agents, shareholders, members, partners, advisors and representatives, and their respective successors and assigns of and from any and all claims, losses, liabilities, demands and causes of action of any kind whatsoever arising under the Merger Agreement or the Voting Agreements.

3.           Termination of Voting Agreements.  The Voting Agreements are hereby terminated as of the date of this Agreement.

4.           Survival of Confidentiality Agreement.  Notwithstanding anything contained in this Agreement or in the Merger Agreement to the contrary, the Confidentiality Agreement dated as of August 19, 2015, between Investors Bancorp and BOP (the “Confidentiality Agreement”) shall continue in full force and effect in accordance with its terms, except that the last paragraph set forth on page 3 that begins “You agree that, for a period of one year from the date hereof,” is hereby amended to read “You agree that, for the period beginning on the date hereof and ending on December 31, 2017,”.  Pursuant to Section 12.1 of the Merger Agreement and the Confidentiality Agreement, each party shall, and shall use its reasonable best efforts to cause its respective affiliates, directors, officers, and employees to, maintain the confidentiality of all information obtained from any other party which is not otherwise publicly disclosed by such other party. Each party and its respective affiliates, directors, officers, and employees shall upon request return to the other parties all non-public information of such other parties, and all copies thereof, whether in written or other tangible form.

5.           Parties’ Costs. Each of the parties acknowledges and agrees that it is responsible for all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, and Investors Bancorp and Investors Bank hereby agree that notwithstanding Section 11.2.2(A) of the Merger Agreement, no amounts are due from BOP with respect to the costs and expenses of filing and other fees paid to the SEC in connection with the Merger Registration Statement.

6.            No Breach. The parties acknowledge that neither Investors Bancorp, Investors Bank nor BOP has breached any obligation or representation under the Merger Agreement.

7.            Non-Disparagement.  The parties recognize that it is important that each of Investors Bancorp, Investors Bank and BOP, and their respective affiliates and successors and assigns, maintain a favorable business reputation in general. In furtherance, each party hereto agrees to, and agrees to use its reasonable best efforts to cause its respective affiliates, directors, officers, and employees to, while they are serving as directors of or employed by such party, not make any statement or commit any act or omission that would disparage or adversely affect the reputation of any other party or such other party’s respective affiliates, directors, officers, or employees. Nothing in this provision shall prevent any of the foregoing persons from giving truthful information at any time to the extent required by subpoena or other legal process, provided that such person must comply with all obligations set forth in this Section 7.

  8.           Public Announcement.  Investors Bancorp, Investors Bank and BOP shall mutually agree as to the form and substance of any press release or written shareholder notification related to the Merger, the Merger Agreement or this Agreement; provided, however, that nothing contained herein shall prohibit any party, following written notification to the other parties, from making any disclosure that, in the written opinion of its legal counsel, it is required by applicable law, rule or regulation to make.

9.           Non-Solicitation.  For the period beginning on the date hereof and ending on December 31, 2017, Investors Bank acknowledges and agrees that it will not directly solicit or call on, on its own behalf or on behalf of any of its Subsidiaries, any Person who, to Investors Bank’s knowledge as of the date hereof, is a customer of BOP or any of its Subsidiaries as of the date hereof, for the purpose of extending credit to such Person.  Notwithstanding the foregoing, nothing herein shall prohibit Investors Bank from engaging in business with any Person who is a customer of BOP or its Subsidiaries as of the date hereof if (i) such Person independently initiates contact with Investors Bank without Investors Bank having solicited such Person in any manner, (ii) such Person initiates contact with Investors Bank in response to a general solicitation or advertisement for business placed by Investors Bank that is not specifically directed to such Person, or (iii) such Person is an existing customer of Investors Bank or any of its Subsidiaries, other than a Person who is a joint customer of both Investors Bank and BOP as of the date hereof in connection with a loan participation.

                10.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

11.           Successors; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the prior written consent of the other parties.

12.           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

13.           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not effect in any way the meaning or interpretation of this Agreement.

14.           Amendment; Counterparts.  This Agreement may be modified or amended only by a writing signed by the parties hereto.  This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered (including by electronic transmission) shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                15.            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof, except for the Confidentiality Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

Investors Bancorp, Inc.

By: /s/ Kevin Cummings
Name: Kevin Cummings
Title: President and Chief Executive Officer

Investors Bank

By: /s/ Kevin Cummings
Name: Kevin Cummings
Title: President and Chief Executive Officer

The Bank of Princeton

By: /s/ Edward J. Dietzler
Name: Edward J. Dietzler
Title: President

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